SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   December 12, 2014

PRIMORIS SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 McKinney Avenue, Suite 1500, Dallas, TX 75201

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code (214) 740-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K, the terms “we,” “us,” “our” and the “Company” mean Primoris Services Corporation, a Delaware corporation, and our consolidated subsidiaries, taken together as a whole.

Item 1.01              Entry into a Material Definitive Agreement

Third Amendment to Revolving Credit Facility with PrivateBank, Bank of the West and IBERIABANK Corporation

On December 12, 2014, we entered into a Third Amendment (the “Third Amendment”) to our revolving credit facility (the “Credit Agreement”), dated December 28, 2014, by and among the Company, The PrivateBank and Trust Company, as administrative agent (the “Administrative Agent”) and co-lead arranger, The Bank of the West, as co-lead arranger and IBERIABANK Corporation (the “Lenders”).

The Third Amendment provides for an increase of $50 million in the Credit Agreement for a total aggregate amount of $125 million.  The Third Amendment also provided for two additional Lenders, which are 1) Branch Banking and Trust Company and 2) UMB Bank, N.A.  The Lenders agree to make loans on a revolving basis from time to time and to issue letters of credit for up to the $125 million committed amounts.  The termination date of the Credit Agreement, as amended, remains at December 28, 2017 and all other terms and conditions of the agreement remain unchanged.

A copy of the Third Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K.  Also included in this filing as Exhibits 10.2 and 10.3 are the first amendment and the second amendment to the Credit Agreement which were administrative and non-financial in nature relating to several of the Company’s acquisitions and such amendments were not deemed material.  This summary description of the three amendments is qualified in its entirety by reference to the exhibits.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)          Exhibits.

Exh. No.	Description

10.1

Third Amendment To Credit Agreement, dated as of December 12, 2014, by and among Primoris Services Corporation and The PrivateBank and Trust Company, The Bank of the West, IBERIABANK Corporation, Branch Banking and Trust Company and UMB Bank, N.A.

10.2

Waiver and Amendment Agreement, dated as of April 30, 2013, by and among Primoris Services Corporation and The PrivateBank and Trust Company and other financial institutions party to the Credit Agreement.

10.3

Second Amendment and Waiver Agreement, dated as of August 25, 2014, by and among Primoris Services Corporation and The PrivateBank and Trust Company and other financial institutions party to the Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Date: December 18, 2014	By:	/s/ Peter J. Moerbeek

		Name:	Peter J. Moerbeek
		Title:	Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exh. No.	Description

10.1

Third Amendment To Credit Agreement, dated as of December 12, 2014, by and among Primoris Services Corporation and The PrivateBank and Trust Company, The Bank of the West, IBERIABANK Corporation, Branch Banking and Trust Company and UMB Bank, N.A.

10.2

Waiver and Amendment Agreement, dated as of April 30, 2013, by and among Primoris Services Corporation and The PrivateBank and Trust Company and other financial institutions party to the Credit Agreement.

10.3

Second Amendment and Waiver Agreement, dated as of August 25, 2014, by and among Primoris Services Corporation and The PrivateBank and Trust Company and other financial institutions party to the Credit Agreement.